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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 20, 2002
                                                          --------------


                          Commission File No. 001-12392
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                              NDCHealth Corporation
                              ---------------------
             (Exact name of registrant as specified in its charter)

              DELAWARE                                    58-0977458
              --------                                    ----------
              (State or other jurisdiction of             (IRS Employer
              incorporation)                              Identification Number)


         NDC Plaza, Atlanta, Georgia                      30329-2010
         ---------------------------                      ----------
         (Address of principal executive offices)         (Zip Code)


Registrant's telephone number, including area code (404) 728-2000
                                                   --------------


                            National Data Corporation
                            -------------------------
                       (Former name or former address, if
                           changed since last report)

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Item 7. Financial Statements and Exhibits
        ---------------------------------

Exhibit 99.1

        (a)  Press Release dated March 20, 2002

        (b)  Schedules:

             1) NDCHealth Corporation (unaudited) Consolidated Statements of Income (GAAP) for the three months ended March 1, 2002 and February 28, 2001,

             2) NDCHealth Corporation (unaudited) Consolidated Statements of Income for the nine months ended March 1, 2002 (GAAP) and February 28, 2001 (normalized),

             3) NDCHealth Corporation (unaudited) Consolidated Statements of Income (GAAP) for the nine months ended March 1, 2002 and February 28, 2001,

             4) NDCHealth Corporation Consolidated Balance Sheets for March 1, 2002 (unaudited) and May 31, 2001, and

             5) NDCHealth Corporation (unaudited) Consolidated Statements of Cash Flows for the nine months ended March 1, 2002 and February 28, 2001.

        As an indication of the historical performance of the continuing NDCHealth Corporation business, in Exhibit 99.1 (b) 2 to this report, we have provided certain financial information regarding NDCHealth, the stand-alone healthcare information business that remains after the spin-off of Global Payments Inc. The financial information presented in this exhibit has been "normalized" for certain items discussed under the heading "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K for the year ended May 31, 2001.

Item 9. Regulation FD Disclosure
        ------------------------

        On March 20, 2002, NDCHealth Corporation issued a press release which is filed herewith as Exhibit 99.1 (a) and (b) 1, 2, 3, 4 and 5 and incorporated in this Item 9 by this reference.

        In a transaction that closed in the first quarter of fiscal 2002, NDCHealth divested its physician network services business to MedUnite. If the results for the third quarter of fiscal 2002 were adjusted for the MedUnite transaction, total revenue would have grown by approximately 14% year over year, and Network Services and Systems revenue would have grown by approximately 16% year over year.

        In July 2001, the Financial Accounting Standards Board issued SFAS No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142"). SFAS 142 deals with, among other things, amortization of goodwill. We implemented this new standard in the first quarter of fiscal 2002. The impact of the implementation of SFAS 142 in the first three quarters was an addition of $0.05 to diluted earnings per share in each quarter. We estimate that the annual impact of SFAS 142 will be an addition of approximately $0.20

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to diluted earnings per share in fiscal 2002. Additionally, we reduced the fiscal 2002 effective tax rate to 36.0% due to our application of this new standard.

     We previously had a credit facility with a one-year term providing a $50 million unsecured revolving line of credit and an option for us to convert any outstanding borrowings at the maturity date to a term loan repayable at the first anniversary of the initial maturity date, or January 27, 2003. During the third quarter, we exercised this option and converted $50 million outstanding under the unsecured line of credit to a term loan. We expect to arrange new financing before the maturity date of the term loan in January 2003 and are evaluating various options for providing additional liquidity. This may be through the issuance of additional debt or equity resulting in the replacement of all or a portion of the debt outstanding at the time of issuance.

     We believe that NDCHealth is well positioned to provide processing and information products and services to the healthcare industry in the future. Based on observed market conditions and our results for the nine months ended March 1, 2002, our expectation remains that revenue for fiscal year 2002 will be in the $375-385 million range resulting in diluted earnings per share in the range of $1.30 to $1.34, including the impact of $0.20 for the SFAS 142 accounting change.

     Looking ahead to fiscal 2003, we believe we can sustain growth in our existing markets. We would expect revenue and earnings to grow at a mid-teens rate, with earnings growing faster than revenue.

     As a result of the adjustments and the other principles and assumptions discussed above and under the heading "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K for the year ended May 31, 2001, which are the basis of our presentation of the financial schedule filed in Exhibit 99.1 (b) 2, please note that this financial schedule does not reflect our historical financial statements.

     When used in this report and the exhibits hereto, the words "believes," "anticipates," "plans," "expects," "intends" and similar expressions and statements that are necessarily dependent on future events are intended to identify forward-looking statements concerning the Company's business operations, economic performance and financial condition. These include, but are not limited to, statements regarding the Company's business strategy and means to implement the strategy, the Company's objectives, future capital expenditures, and sources of future financing. For such statements, the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 is applicable and invoked. Such statements are based on a number of assumptions, estimates, projections or plans that are inherently subject to significant risks, uncertainties and contingencies that are subject to change. Actual revenues, revenue growth and margins will be dependent upon all such factors and results subject to risks related to the implementation of changes by the Company, the failure to implement changes, customer acceptance of such changes or

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lack of change. Actual results of events could differ materially from those anticipated in the Company's forward-looking statements as a result of a variety of factors, including: (a) those set forth in the Company's Annual Report on Form 10-K for the period ended May 31, 2001 which are incorporated herein by this reference; (b) those set forth elsewhere herein; (c) those set forth from time to time in the Company's press releases and reports and other filings made with the Securities and Exchange Commission; and (d) those set forth from time to time in the Company's analyst calls and discussions. In addition, the Company is currently unable to assess the impact, if any, on its financial performance that may result from the economic effects of the September 11, 2001 or any future terrorist attacks on the United States. The Company cautions that such factors are not exclusive. Consequently, all of the forward-looking statements made herein are qualified by these cautionary statements and readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update forward-looking or other statements or to publicly release the results of any revisions of such forward-looking statements that may be made to reflect events or circumstances after the date hereof, or thereof, as the case may be, or to reflect the occurrence of unanticipated events.

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                                    SIGNATURE
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     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           NDCHealth Corporation
                                           ---------------------
                                               (Registrant)

                                           By: /s/ David H. Shenk
                                               ------------------
                                           David H. Shenk
                                           Vice President & Corporate Controller
                                           (Chief Accounting Officer)


Date:  March 20, 2002

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